SHENGSHI INTERNATIONAL HOLDINGS CO., LTD
盛世國際控股有限公司
(the *Company*)

Written resolutions of all the directors of the Company

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1 INCORPORATION OF THE COMPANY

1.1 **It is noted** that:

(a) the Company was incorporated in the Cayman Islands as an exempted limited company on the 19th day of October, 2018, having registration number 344216; and

(b) pursuant to the Companies Law (as revised) and in order for the Company to be registered as an exempted company, a declaration signed by the subscriber to the memorandum and articles of association of the Company (the ***Articles***), Harneys Fiduciary (Cayman) Limited (***Harneys Fiduciary***), was submitted to the Registrar of Companies advising that the operations of the Company will be conducted mainly outside the Cayman Islands (the ***Declaration***).

1.2 **It is resolved** that:

(a) the Declaration and its execution be and is hereby approved and ratified as if it had been presented to and approved by each of the directors before it was made.

2 RECEIPT OF INCORPORATION DOCUMENTS

2.1 **It is noted** that:

(a) by signing these resolutions each of the directors confirm that he/she has received copies of the following documents for the Company:

(i) Certificate of Incorporation; and

(ii) the Articles.

3 REGISTERED OFFICE

3.1 **It is resolved** that:

(a) Harneys Fiduciary be appointed as the registered office (*the **Registered Office***) service provider of the Company;

(b) the Company hereby accepts and agrees to be bound by the Registered Office Terms and Conditions and the associated Fee Schedule of Harneys Fiduciary in effect from time to time and such acceptance shall be conclusively evidenced by the execution of these resolutions; and

(c) Harneys Fiduciary be and is hereby authorised to execute and file the Company's Annual Return and Declaration in accordance with the Companies Law (as revised).

4 **DIRECTOR CONSENT TO ACT**

4.1 **It is noted** that:

(a) each of the undersigned directors was appointed as the director of the Company on 19 October 2018; and

(b) by executing these resolutions, each of the directors consents to his/her appointment and confirm that he/she accepts such appointment in accordance with the Articles.

5 **TRANSFER OF SHARE**

5.1 **It is noted** that:

(a) one subscriber share had been issued at par value to Harneys Fiduciary on incorporation of the Company (the ***Subscriber Share***); and

(b) the Company has received a duly executed share transfer form in respect of the Subscriber Share transferring the Subscriber Share to JIN Xukai (the ***Subscriber Share Transfer***).

5.2 **It is resolved** that:

(a) the Subscriber Share Transfer be and is hereby approved;

(b) Harneys Fiduciary be and is hereby instructed to update the Register of Members of the Company to reflect the Subscriber Share Transfer; and

(c) prepare share certificate numbered 1 in the name of JIN Xukai.

6 **ISSUE OF ADDITIONAL SHARES**

6.1 **It is noted** that:

(a) the Company has received application(s) for the allotment and issue of share(s) in the Company from the following applicant(s) (the ***Application(s)*** and the ***Applicant(s)***, respectively):

Name and Address	Number and Class of Shares	Total Consideration
JIN Xukai, Team 7, Dadingqiao Village, Chongli Town, Dongpo Dist., Meishan, Sichuan, China	49,999,999 Ordinary Share(s)	USD4,999.9999
LIU Yanyu, Team 2, Fenglaozhuang Village Committee, Caizhai Township, Xiping	21,000,000 Ordinary Share(s)	USD2,100.00

County, Henan, China		
LI Zhonglin, 17/F, Xincheng Mansion E, No. 1025, Shennan Middle Rd, Futian Dist., Shenzhen, Guangdong, China	22,500,000 Ordinary Share(s)	USD2,250.00
LIU Bin, No. 202, Unit 1, Bldg 22, Meishan Vehicle Station, Chongren Town, Dongpo District, Meishan City, Sichuan Province, China	21,650,000 Ordinary Share(s)	USD2,165.00
SHENGSHI QIANYUAN CO., LTD 盛世謙源有限公司, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	18,500,000 Ordinary Share(s)	USD1,850.00
SHENGSHI XINGUANG CO., LTD 盛世鑫廣有限公司, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	75,000,000 Ordinary Share(s)	USD7,500.00
SHENGSHI JINHONG CO., LTD 盛世金鴻有限公司, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	191,350,000 Ordinary Share(s)	USD19,135.00
SHENGSHI HUADING CO., LTD 盛世華鼎有限公司, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	100,000,000 Ordinary Share(s)	USD10,000.00

6.2 **It is resolved** that:

(a) subject to receipt of the total consideration by the Company, the share(s) be allotted and issued to the Applicant(s), credited as fully paid in accordance with the Application(s) (the ***Share Issuance***); and

(b) Harneys Fiduciary be and is hereby instructed to:

(i) update the Register of Members of the Company to reflect the Share Issuance; and

(ii) issue share certificate(s) numbered 1 to 8 in the name(s) of the Applicant(s).

7 COMPANY SEAL

7.1 It is resolved that:

(a) Harneys Fiduciary be and is hereby instructed to:

(i) apply for a company seal on behalf of the Company, which is hereby adopted by the Company.

8 RATIFICATION

The execution of any ancillary documents prior to the date of these resolutions on behalf of the Company and any ancillary actions or other matters that have been done on or before the date of these resolutions be adopted, ratified, confirmed and approved on behalf of the Company in all respects.

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JIN Xukai
Director

19 October 2018
Date of signature

LIU Bin
Director

19 October 2018
Date of signature

LIU Yanyu
Director

19 October 2018
Date of signature

LI Zhonglin
Director

19 October 2018
Date of signature